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                                                                   EXHIBIT 10.7

                           PURCHASE AND SALE AGREEMENT

This agreement is made between the parties as of the 5th day of March, 2002.

1.    PARTIES

1.1   Pivotal Self-Service Technologies Inc. a Delaware corporation
      (the "Vendor").

1.2   4CASH ATM Services Canada Inc., an Ontario corporation (the
      "Corporation").

1.3   IRMG Inc., an Ontario corporation (the "Purchaser").

2.    RECITALS

2.1 This agreement sets out the terms and conditions by which the Purchaser agrees to purchase and the Vendor agrees to sell all of the issued and outstanding shares of the Corporation (the "Shares"), all the intellectual property rights to operate the business of the Corporation, the name "Pivotal Self-Service Technologies", the Pivotal website and Pivotal and 4CASH URL (collectively the "Shares and Intellectual Property Rights").

3.    PURCHASE AND SALE OF SHARES AND INTELLECTUAL PROPERTY RIGHTS

3.1 The Purchaser agrees to purchase the Shares and Intellectual Property Rights from the Vendor and to tender in full satisfaction of the purchase price, the following (the "Payment"):

        (a) Warrants to purchase 5,000,000 shares of the Vendor's common stock issued to the Purchaser will be surrendered for cancellation.

        (b) The right to 10,000,000 shares of Vendor's common stock issuable to the Purchaser upon the achievement of US$1,000,000 cumulative net profit before taxes from June 15, 2001 will be surrendered for cancellation.

        (c) Warrants to purchase 1,100,000 shares of the Vendor's common stock issued to Mr. Stephen L. Cussons will be surrendered for cancellation.

3.2 The Vendor agrees to sell to the Purchaser the Shares and Intellectual Property Rights and to accept the Payment in full satisfaction of the purchase price.

3.3 Each party agrees to cooperate with each other party to provide access to all information reasonably requested by another party to verify the truthfulness of the representations and warranties contained herein or in any other collateral document.

3.4 The effective date of closing of the purchase and sale contemplated herein shall be February 22, 2002, formal closing shall be March 5, 2002, provided that at or before closing the conditions of closing shall have been satisfied or waived by the party or parties for whom such conditions were for the exclusive benefit. Upon the closing, the transfer of Shares shall be effective from and after the effective date of closing.

3.5 It is understood and agreed that the Vendor shall request and undertake to obtain the approval of shareholders holding 50% of the shares of the Vendor plus one for the sale of the Shares contemplated herein at the next general or special meeting of shareholders.


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4.    TERMINATION OF MANAGEMENT SERVICES AGREEMENT

4.1. The Purchaser and Vendor mutually agree to terminate the Management Services Agreement dated June 15, 2002 effective February 22, 2002 without notice or penalty.

4.2. As of February 22, 2002 the Vendor is indebted to the Purchaser for approximately $104,350 under the Management Services Agreement and Purchaser agrees to accept Cdn$25,000 cash for full and complete settlement if paid by March 31, 2002, otherwise $104,350 remains obligated by the Vendor to the Purchaser.

5.    OPTION TO ACQUIRE PURCHASER'S SHARES OF VENDOR

5.1. The Purchaser agrees to grant John G. Simmonds and/or Brian Usher-Jones, or their desginee, an option to acquire up to 5,000,000 shares of the Vendor's common stock owned by the Purchaser at US$0.01 per share for the period February 22, 2002 to March 31, 2002.

6.    VENDOR'S RIGHT TO PURSUE SELF-SERVICE TECHNOLOGY OPPORTUNITIES

6.1. The Purchaser agrees that effective February 22, 2002 the Vendor shall have the right to pursue any and all Self-Service Technology business opportunities, defined as Automated Teller Machine ("ATM"), information kiosk, Point of Sale ("POS") or related business opportunities, whether now known to the Purchaser or discovered in the future.

6.2. The Purchaser, and its Officers and Directors release all interests in any and all Self-Service Technology business opportunities whether now known to the Purchaser or discovered in the future.

7.    RESIGNATION OF DIRECTORS AND OFFICERS

7.1. Effective February 22, 2002, Mr. Stephen L. Cussons and Mr. Gary N. Hokkanen resign as Directors of the Vendor.

7.2. Effective February 22, 2002, Mr. Stephen L. Cussons resigns as President and CEO of the Vendor.

7.3. Effective February 22, 2002 options previously granted to Mr. Stephen L. Cussons and Mr. Gary N. Hokkanen in their capacity as directors are returned to the Company.

7.4. Effective February 22, 2002, Mr. Gary N. Hokkanen agrees to continue as interim CFO until a new business opportunity is found for the Vendor. Vendor agrees to enter into a new six month Management Services Agreement with the Purchaser for the services of Mr. Hokkanen at a rate of Cdn$150 per hour. All other terms and conditions to be determined in due course.

8.    CONDITIONS OF CLOSING

8.1. The obligation of the Purchaser to complete this agreement is subject only to the following:

(1) the representations and warranties of the Vendor and the Corporation shall be true in all material respects now and on the Closing Date;

(2) receipt at closing of the following:


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        (a) full and final releases of the Corporation, Stephen L. Cussons, and
            Gary N. Hokkanen by Brian Usher-Jones, John G. Simmonds, and the Vendor;

        (b) undertaking and/or other assurances of Brian Usher-Jones, John G. Simmonds, to vote their shares in favour of approval of this transaction at any shareholders vote where such approval is sought.

        (c) undertaking of the Vendor to change its name to a name that does not contain "Pivotal Self-Service Technologies".

8.2. The obligation of the Vendor to complete this agreement is subject only to the following:

(1) the representations and warranties of the Purchaser shall be true in all material respects now and on the Closing Date;

(2) receipt at closing of the following:

(a) full and final releases of Brian Usher-Jones, John G. Simmonds and the Vendor by the Corporation, by Stephen L. Cussons and by Gary N. Hokkanen;


9.    REPRESENTATIONS AND WARRANTIES

9.1. The Vendor and the Corporation represent and warrant as of the date of execution of this agreement, and as of the Closing Date, as follows:

(1) the Corporation is duly incorporated and validly subsisting under the laws of the Province of Ontario.

(2) the Corporation has full, right, power and capacity to enter into this agreement and perform the obligations of the Corporation contained herein. The Vendor has full, right, power and capacity to enter into this agreement and perform the obligations of the Vendor contained herein. The within representations and warranties are subject only to the Vendor's covenant to obtain shareholder approval of the transaction after closing as contained herein.

(3) The execution and delivery of this agreement and the consummation of the transactions contemplated hereby, have been duly authorized, executed, and delivered by proper corporate action of the Vendor and the Corporation. Shareholders' consent will be obtained after closing if necessary.

(4) This agreement is valid and binding as against the Vendor and the Corporation, enforceable against such parties in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws of general application affecting enforcement of creditors rights or by general principles of equity. The within representations and warranties are subject only to the Vendor's covenant to obtain shareholder approval of the transaction after closing as contained herein.

(5) All consents, approvals, qualifications, orders and authorizations of, or filings with all local, state, provincial and federal governmental authorities required on the part of the Corporation and the Vendor in connection with each of such party's valid execution, delivery or performance of this agreement, the offer, sale, issuance or delivery of common shares of the Corporation, or the performance by the Corporation and the Vendor of its respective obligations in respect thereof have been obtained and all required filings have been made. The within representations and warranties are subject only to the Vendor's covenant to obtain shareholder approval of the transaction after closing as contained herein if necessary.


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(6) The execution, delivery, or performance by the Vendor and the Corporation of this agreement, or compliance with the terms and provisions of this agreement, or the consummation of the transactions contemplated by this agreement will not:

(a) to the best of the knowledge of the Vendor and the Corporation, without investigation, contravene any applicable law, statute, rule, regulation, order, writ, injunction or decree of any Federal, state, provincial or local government, court or governmental department, commission, board, bureau, agency or instrumentality;

(b) conflict or be inconsistent with, or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default (either immediately or with notice or the passage of time or both) under any indenture, mortgage, deed of trust, credit agreement or instrument or any other material agreement or instrument to which any of the Vendor or the Corporation is a party or by which it may be bound or to which any of the foregoing may be subject; or

(c) violate any provisions of the charter documents or bylaws or other constituting documents of any of the Vendor or the Corporation.

(7) Except the Shares, there are no other shares, options, rights, warrants or other securities capable of being converted to shares of the Corporation issued and outstanding. The Shares are validly issued as fully paid shares by proper corporate authority.

(8) The Vendor is the legal and beneficial owner of all of the Shares and Intellectual Property Rights free of encumbrances.

(9) No person has any agreement, option, understanding or commitment, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, option or commitment, including convertible securities, options, warrants or convertible obligations of any nature, for:

(i) to the best of the Vendor's knowledge, the purchase, subscription, allotment or issuance of, or conversion into, any of the unissued shares in the capital of the Corporation or any securities of the Corporation;

(ii)  the purchase from the Vendor of any of the Shares; or

(iii) to the best of the Vendor's knowledge, the purchase or other acquisition from of the Vendor or the Corporation of any its undertaking, property or assets, other than in the ordinary course of business;


1.    REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

9.2. The Purchaser represents and warrants as of the date of execution of this agreement, and as of the Closing Date, as follows:

(1) the Purchaser is duly incorporated and validly subsisting under the laws of the Province of Ontario.

(2) The execution and delivery of this agreement and the consummation of the transactions contemplated hereby, have been duly authorized, executed, and delivered by proper corporate action.

(3) the Purchaser has full, right, power and capacity to enter into this agreement and perform the obligations of the Purchaser contained herein.


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(4) This agreement is valid and binding as against the Purchaser, enforceable against the Purchaser in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws of general application affecting enforcement of creditors rights or by general principles of equity.

(5) All consents, approvals, qualifications, orders and authorizations of, or filings with all local, state and federal governmental authorities required on the part of the Purchaser in connection with the Purchaser's valid execution, delivery or performance of this agreement, the offer, sale, issuance or delivery of common shares of the Purchaser, or the performance by the Purchaser of its obligations in respect thereof have been obtained and all required filings have been made or will be made on a timely basis.

(6) The execution, delivery, or performance by the Purchaser of this agreement, or compliance with the terms and provisions of this agreement, or the consummation of the transactions contemplated by this agreement will not:

(a) to the best of the knowledge of the Purchaser, without investigation, contravene any applicable law, statute, rule, regulation, order, writ, injunction or decree of any Federal, state or local government, court or governmental department, commission, board, bureau, agency or instrumentality;

(b) conflict or be inconsistent with, or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default (either immediately or with notice or the passage of time or both) under any indenture, mortgage, deed of trust, credit agreement or instrument or any other material agreement or instrument to which the Purchaser is a party or by which it may be bound or to which any of the foregoing may be subject; or

(c) violate any provisions of the charter documents or bylaws of the Purchaser.

10.   NON-LITIGATION / CROSS INDEMNIFICATION

10.1. Upon the closing of the purchase and sale contemplated herein all of the parties to this agreement, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby release, remise, acquit and forever discharge the others and all of their respective officers, directors, agents, representatives, executors, heirs, affiliates, administrators, predecessors, successors, and assigns (the "Releasees"), from any and all known, unknown, matured and unmatured, liquidated and unliquidated, contingent and non-contingent, actions, causes of action, claims, demands, damages, costs, suits, debts, dues, sums of money, accounts, reckonings, bills, covenants, contracts, liens, controversies, agreement, promises, variances, trespasses, extents and executions whatsoever, at law or in equity (collectively, the "Claims") which the parties to this agreement, or any of them, had, have or may have against one or more of the Releasees in respect of any conduct, any matter or document, and any Claims, arising, in whole or in part, at any time prior to the execution of this agreement or thereafter in respect of the performance of any obligations of any parties hereto save and except for any Claims arising from this Agreement or any document delivered pursuant to this Agreement.

10.2. And for the said consideration each of the parties to this agreement agrees that it shall not make any claim or take any proceedings against any other person, corporation or legal entity which might claim contribution or indemnity from any of the Releasees under the provisions of any statute or otherwise with respect to any cause, matter or thing released by paragraph 10.1 hereof.

10.3. The Vendor and the Corporation hereby indemnify and hold the Purchaser harmless from and against any claims, actions, damages, losses, reasonable legal fees and expenses that may be suffered by the Purchaser in the event that the representation and warranties of the Vendor and the Corporation prove


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      to be untrue in any material respect as of the Closing Date. The
      Purchaser hereby indemnifies and holds the Vendor harmless from and against any claims, actions, damages, losses reasonable legal fees and expenses that may be suffered by the Vendor in the event that the representation and warranties of the Purchaser prove to be untrue in any material respect as of the Closing Date. This paragraph 10.3 shall survive closing of the purchase and sale contemplated herein for a period of three years after closing.

11.   GENERAL

11.1. This Agreement is binding on the parties, and together with the documents contemplated herein constitutes the whole and complete statement of agreement between the parties as to the subject matter hereof.

11.2. This agreement, and all ancillary agreements between the parties may be executed in counterparts and delivered by facsimile transmission. All counterparts shall be read together to constitute one agreement.

11.3. Each of the parties hereto agrees to do such further acts and execute such further documents as may be necessary or appropriate to give effect to the terms of this Agreement both before and after the closing.

11.4. The parties attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario. The laws of the Province of Ontario shall govern the validity and interpretation of this agreement.

11.5. Each of the parties hereto individually represents and warrants that it has the right, power and capacity to enter into and perform its obligations as set out herein.

11.6. Notices shall be properly given to a party if delivered, or if sent by facsimile transmission to the facsimile numbers set out below, or if sent by Federal Express courier, pre-paid to the addresses set out below and signed for at the address set forth for receipt, or if sent by pre-paid post to the addresses set out below, provided that if a postal disruption is imminent, notices shall not be sent by pre-paid post. If delivered, notice shall be effective upon receipt. If sent by facsimile transmission, notice shall be effective at the date and time of transmittal. If sent by Federal Express courier, notice shall be effective upon receipt. If sent by pre-paid post, notice shall be effective five (5) business days after the date of posting.

      Addresses for service of notice:

      The Corporation and the Vendor address:

      13980 Jane Street
      King City, Ontario, L7B 1A3
      Fax: 905-833-6942

      The Purchaser: address:

      5925 Airport Road
      Mississauga, Ontario, L4V 1W1
      Fax: 905-672-8630

11.7. This agreement is not assignable by the Vendor or the Purchaser, without the written permission of the other.


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11.8. The parties confirm that there have been no brokers or finders in connection with the transactions contemplated herein, and each party agrees to indemnify the other against any brokers' or finders' fees or commissions or other compensation sought by persons purporting to have acted as agent or finder for such party in connection with the transactions contemplated herein.

11.9. Each party is responsible for his or her or its own expenses, including professional fees and disbursements and applicable taxes, in connection with the negotiation, drafting, execution and delivery of this agreement, and the conduct of any due diligence sought to be conducted by such party, except as otherwise expressly provided to the contrary.


IN WITNESS WHEREOF THE PARTIES HAVE CAUSED THESE PRESENTS TO BE EXECUTED AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.


Pivotal Self-Service Technologies Inc.





Per:
     ------------------------------
John G. Simmonds
Director



4CASH ATM Services Canada Inc.





Per:
     ------------------------------
Gary N. Hokkanen
CFO



IRMG Inc.





Per:
     ------------------------------
Gary N. Hokkanen
CFO


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